Exhibit 99.1

Dell Improves Business Performance Through Continued Execution of Strategic Agenda

  Revenue and Earnings Improve Sequentially
  Cash Flow from Operations Exceeds $1 Billion; Operating Expenses Down 14 Percent
  Operating Income 5.2 Percent of Revenue

ROUND ROCK, Texas--(BUSINESS WIRE)--August 27, 2009--Dell reported improved sequential financial results for its fiscal second-quarter 2010. Product shipments, revenue, operating income, gross margin and earnings were all higher than in the first quarter, and the company continued to reduce operating expenses.

  Shipments were up 10 percent, revenue 3 percent from the first quarter amid stabilizing spending on information technology. Combined revenue from servers and storage was up 7 percent sequentially. Revenue of $12.8 billion was 22 percent lower than the year-ago quarter.
  Earnings were 24 cents, including pretax expenses of $87 million, or four cents per share, for organizational effectiveness actions.
  Cash flow from operations was $1.1 billion, as Dell ended the quarter with $12.7 billion in cash and investments.
  Gross margin was 18.7 percent of revenue as strong improvement in cost of goods sold, disciplined pricing, a sequential increase in sales from enterprise products, and a $69 million buyout of a revenue-sharing agreement by a vendor offset previously highlighted pressure from component costs, competitive pricing and revenue mix in client systems.
  Operating expenses were 13.5 percent of revenue and $288 million, 14 percent lower than in last year’s second quarter.
  Operating income was $671 million.
Second Quarter Results:

(In millions)	FY10	FY09	Change
Revenue	$12,764	$16,434	(22%)
Operating Income	$671	$819	(18%)
Net Income	$472	$616	(23%)
EPS	$0.24	$0.31	(23%)
All growth rates are year-over-year.

Business Units:

  Large Enterprise revenue totaled $3.3 billion, a 3-percent sequential and a 32-percent decrease from a year earlier. Lower IT spending by large companies continued in all major regions of the world. Operating income in the segment was $172 million.
  Public revenue was $3.8 billion, up 20 percent sequentially and a 16-percent decrease from a year ago. Growth in Dell’s larger government accounts and seasonal education business partially offset weaker demand in other parts of the business – state and local government and health care. Operating income was $383 million, a 16-percent year-over-year increase.
  Small and Medium Business revenue was $2.8 billion, a 5-percent decrease sequentially and a 29-percent decrease from the fiscal 2009 quarter. Operating income was $246 million, or 8.7 percent of revenue, up 40 basis points from last year as gross margin improved during the quarter.
  Consumer had a 17-percent year-over-year increase in unit volume and revenue of $2.9 billion, up 2 percent sequentially and a 9-percent decline from a year ago. Operating income was $89 million, including a $53 million benefit from the vendor transaction.

Strategic Progress:

  Since launching its $4 billion cost initiatives last fiscal year, about 70 percent of Dell’s total product volume has been redesigned and optimized to reduce costs.
  Dell further strengthened its enterprise position in the quarter. Revenue from EqualLogic storage systems was up 42 percent year-over-year. Server product shipments were up 12 percent and revenue was up 9 percent sequentially.
  Dell continues to build its emerging country presence as combined revenue from the BRIC countries — Brazil, Russia, India and China — grew 16 percent sequentially. Sales in BRIC now comprise 10 percent of total company revenue.

Quotes:

Michael Dell, chairman and chief executive officer: “We have been reducing complexity in our organization and significantly lowering operating costs, in anticipation of improvement in the global economy and IT spending. If current demand trends continue, we expect revenue for the second half of the year to be stronger than the first half. We are expanding our capabilities in enterprise technology and services and investing in our core business to distinguish Dell both with customers and in operating performance.”

Brian Gladden, Dell’s chief financial officer: “This quarter again demonstrates the discipline with which we are managing our business and further strengthening our balance sheet. The best path for Dell remains one focused on profitable growth, lower costs and smart use of working capital.”

Company Outlook:

  In the third quarter, the company expects seasonal demand improvements from the Consumer and U.S. federal government businesses, but the quarter is also generally a period of slower demand from large commercial customers in the U.S. and Europe. Dell believes a refresh cycle in commercial accounts is more likely to occur in 2010, with IT spending improving first in the U.S. The company continues to see pressure in the form of component costs and areas of aggressive pricing in the near term, and continues to take actions to offset these items. The company will continue to focus on implementing cost improvements and strategic investments to improve operations for the long term.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they need and value. For more information, visit www.dell.com. To hear a replay of the second-quarter analysts’ call with Michael Dell, chairman and CEO, and Brian Gladden, CFO, go to www.dell.com/investor, or to communicate directly with Dell, go to www.dell.com/dellshares.

Special Note:

Statements in this release that relate to future results and events (including statements about our future financial and operating performance, anticipated customer demand and anticipated component prices) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weakening global economic conditions and instability in financial markets; our ability to reestablish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures and breaches in data security; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on vendors for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; risks relating to our internal controls; unfavorable results of legal proceedings, including the continuing SEC investigation into certain accounting and financial reporting matters; our acquisition of other companies; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures, or changes in tax laws; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

Consolidated statements of income, financial position and cash flows follow.

Dell and Dell EqualLogic are trademarks of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	July 31,	May 1,	August 1,
	2009	2009	2008	Sequential	Yr. to Yr.

Net revenue
Products	$10,623	$10,232	$14,147	4%	(25%)
Services, including software related	2,141	2,110	2,287	2%	(6%)
Net revenue	12,764	12,342	16,434	3%	(22%)

Cost of net revenue
Products	8,978	8,786	12,161	2%	(26%)
Services, including software related	1,395	1,388	1,446	1%	(3%)
Total cost of net revenue	10,373	10,174	13,607	2%	(24%)

Gross margin	2,391	2,168	2,827	10%	(15%)

Selling, general and administrative	1,571	1,613	1,840	(3%)	(15%)
Research, development and engineering	149	141	168	5%	(12%)
Total operating expenses	1,720	1,754	2,008	(2%)	(14%)

Operating income	671	414	819	62%	(18%)

Investment and other income (expense), net	(42)	(2)	18	N/M	(337%)
Income before income taxes	629	412	837	53%	(25%)
Income tax provision	157	122	221	29%	(29%)
Net income	$472	$290	$616	63%	(23%)

Earnings per common share:
Basic	$0.24	$0.15	$0.31	60%	(23%)
Diluted	$0.24	$0.15	$0.31	60%	(23%)

Weighted average shares outstanding:
Basic	1,955	1,949	1,991	0%	(2%)
Diluted	1,960	1,952	1,999	0%	(2%)

Percentage of Total Net Revenue:
Gross margin	18.7%	17.6%	17.2%
Selling, general and administrative	12.3%	13.1%	11.2%
Total research and development	1.2%	1.1%	1.0%
Operating expenses	13.5%	14.2%	12.2%
Operating income	5.2%	3.4%	5.0%
Income before income taxes	4.9%	3.3%	5.1%
Net income	3.7%	2.3%	3.7%
Income tax rate	25.0%	29.6%	26.4%

Net Revenue by Product Category:
Mobility	$3,891	$3,875	$4,895	0%	(21%)
Desktop PCs	3,319	3,163	4,954	5%	(33%)
Software and Peripherals	2,382	2,246	2,790	6%	(15%)
Servers and Networking	1,403	1,286	1,733	9%	(19%)
Enhanced Services	1,218	1,238	1,372	(2%)	(11%)
Storage	551	534	690	3%	(20%)
Consolidated net revenue	$12,764	$12,342	$16,434	3%	(22%)

Percentage of Total Net Revenue:
Mobility	30%	32%	30%
Desktop PCs	26%	26%	30%
Software and Peripherals	19%	18%	17%
Servers and Networking	11%	10%	11%
Enhanced Services	10%	10%	8%
Storage	4%	4%	4%

Net Revenue by Global Segments:
Large Enterprise	$3,285	$3,400	$4,806	(3%)	(32%)
Public	3,798	3,171	4,510	20%	(16%)
Small and Medium Business	2,820	2,967	3,958	(5%)	(29%)
Consumer	2,861	2,804	3,160	2%	(9%)
Consolidated net revenue	$12,764	$12,342	$16,434	3%	(22%)

Percentage of Total Net Revenue:
Large Enterprise	26%	27%	29%
Public	30%	26%	28%
Small and Medium Business	22%	24%	24%
Consumer	22%	23%	19%

Consolidated Operating Income:
Large Enterprise	$172	$192	$259
Public	383	293	331
Small and Medium Business	246	230	330
Consumer	89	(1)	29
Consolidated segment operating income	890	714	949
Severance and facility actions	(87)	(185)	(25)
Broad based long-term incentives	(92)	(76)	(78)
Amortization of intangible assets	(40)	(39)	(27)
Consolidated operating income	$671	$414	$819

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Operations and Related Financial Highlights
(in millions, except per share data or as otherwise noted)
(unaudited)

	Six Months Ended		% Growth Rates
	July 31,	August 1,
	2009	2008	Yr. to Yr.

Net revenue
Products	$20,855	$28,103	(26%)
Services, including software related	4,251	4,408	(4%)
Net revenue	25,106	32,511	(23%)

Cost of net revenue
Products	17,764	24,008	(26%)
Services, including software related	2,783	2,711	3%
Total cost of net revenue	20,547	26,719	(23%)

Gross margin	4,559	5,792	(21%)

Selling, general and administrative	3,184	3,752	(15%)
Research, development and engineering	290	320	(9%)
In-process research and development	-	2	(100%)
Total operating expenses	3,474	4,074	(15%)

Operating income	1,085	1,718	(37%)

Investment and other income (expense), net	(44)	143	(131%)
Income before income taxes	1,041	1,861	(44%)
Income tax provision	279	461	(39%)
Net income	$762	$1,400	(46%)

Earnings per common share:
Basic	$0.39	$0.70	(44%)
Diluted	$0.39	$0.69	(43%)

Weighted average shares outstanding:
Basic	1,952	2,013	(3%)
Diluted	1,956	2,019	(3%)

Percentage of Total Net Revenue:
Gross margin	18.2%	17.8%
Selling, general and administrative	12.7%	11.5%
Total research and development	1.1%	1.0%
Operating expenses	13.8%	12.5%
Operating income	4.3%	5.3%
Income before income taxes	4.1%	5.7%
Net income	3.0%	4.3%
Income tax rate	26.8%	24.8%

Net Revenue by Product Category:
Mobility	$7,766	$9,744	(20%)
Desktop PCs	6,482	9,735	(33%)
Software and Peripherals	4,628	5,531	(16%)
Servers and Networking	2,689	3,451	(22%)
Enhanced Services	2,456	2,716	(10%)
Storage	1,085	1,334	(19%)
Consolidated net revenue	$25,106	$32,511	(23%)

Percentage of Total Net Revenue:
Mobility	31%	30%
Desktop PCs	26%	30%
Software and Peripherals	18%	17%
Servers and Networking	11%	11%
Enhanced Services	10%	8%
Storage	4%	4%

Net Revenue by Global Segments:
Large Enterprise	$6,685	$9,727	(31%)
Public	6,969	8,091	(14%)
Small and Medium Business	5,787	8,202	(29%)
Consumer	5,665	6,491	(13%)
Consolidated net revenue	$25,106	$32,511	(23%)

Percentage of Total Net Revenue:
Large Enterprise	27%	30%
Public	28%	25%
Small and Medium Business	23%	25%
Consumer	22%	20%

Consolidated Operating Income:
Large Enterprise	$364	$645
Public	676	608
Small and Medium Business	476	660
Consumer	88	117
Consolidated segment operating income	1,604	2,030
Severance and facility actions	(272)	(131)
Broad based long-term incentives	(168)	(128)
In-process research and development	-	(2)
Amortization of intangible assets	(79)	(51)
Consolidated operating income	$1,085	$1,718

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios" and "Other information")
(unaudited)

	July 31,	May 1,	August 1,
	2009	2009	2008
Assets:
Current assets:
Cash and cash equivalents	$11,699	$9,691	$8,623
Short-term investments	299	434	410
Accounts receivable, net	5,403	4,278	6,451
Financing receivables, net	2,252	1,775	1,629
Inventories, net	839	842	1,104
Other	3,348	2,890	3,559
Total current assets	23,840	19,910	21,776
Property, plant and equipment, net	2,117	2,181	2,588
Investments	746	568	501
Long-term financing receivables, net	263	445	348
Goodwill	1,748	1,742	1,753
Purchased intangible assets, net	646	684	781
Other non-current assets	698	659	660
Total assets	$30,058	$26,189	$28,407

Liabilities and Equity:
Current liabilities:
Short-term debt	$49	$101	$129
Accounts payable	9,698	7,844	11,215
Accrued and other	3,765	3,513	4,271
Short-term deferred enhanced services revenue	2,775	2,683	2,572
Total current liabilities	16,287	14,141	18,187
Long-term debt	3,394	2,396	1,840
Long-term deferred enhanced services revenue	3,051	2,954	3,117
Other non-current liabilities	2,701	2,468	2,357
Total liabilities	25,433	21,959	25,501
Redeemable common stock	-	-	83
Stockholders' equity	4,625	4,230	2,823
Total liabilities and equity	$30,058	$26,189	$28,407

Ratios:
Days of sales outstanding (1)	42	34	38
Days supply in inventory	7	7	7
Days in accounts payable	84	69	74
Cash conversion cycle	(35)	(28)	(29)

Average total revenue/unit (approximate)	$1,280	$1,360	$1,420

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At July 31, 2009, May 1, 2009, and August 1, 2008, DSO and days of customer shipments not yet recognized were 38 and 4 days, 31 and 3 days, 35 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cashflows
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$472	$616	$762	$1,400
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	201	196	402	379
Stock-based compensation	79	78	146	128
In-process research and development charges	-	-	-	2
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	26	(20)	26	(110)
Deferred income taxes	(101)	(53)	(91)	(19)
Other	81	47	173	85
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(948)	(495)	(537)	(392)
Financing receivables	(352)	(135)	(379)	19
Inventories	5	153	29	77
Other assets	(571)	(281)	(24)	(473)
Accounts payable	1,801	324	1,318	(328)
Deferred enhanced services revenue	62	264	40	405
Accrued and other liabilities	321	414	(28)	78
Change in cash from operating activities	1,076	1,108	1,837	1,251

Cash flows from investing activities:
Investments:
Purchases	(348)	(616)	(776)	(788)
Maturities and sales	340	1,318	982	1,752
Capital expenditures	(99)	(142)	(179)	(264)
Proceeds from sale of facility and land	16	44	16	44
Acquisition of business, net of cash received	-	5	(3)	(165)
Change in cash from investing activities	(91)	609	40	579

Cash flows from financing activities:
Repurchase of common stock	-	(1,420)	-	(2,451)
Issuance of common stock under employee plans	-	47	-	68
Issuance (Payment) of commercial paper, net	(100)	(1)	(100)	100
Net proceeds from debt	994	-	1,491	1,519
Repayments of debt	-	-	(12)	(223)
Change in cash from financing activities	894	(1,374)	1,379	(987)

Effect of exchange rate changes on cash and cash equivalents	129	7	91	16

Change in cash and cash equivalents	2,008	350	3,347	859

Cash and cash equivalents at beginning of period	9,691	8,273	8,352	7,764
Cash and cash equivalents at end of period	$11,699	$8,623	$11,699	$8,623

CONTACT:
Dell Inc., Round Rock
Media Contacts: 512-728-4100
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
David Frink, 512-728-2678
david_frink@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
Shep Dunlap, 512-723-0341
shep_dunlap@dell.com